Exhibit 4.3

Execution Copy

WARRANT AGREEMENT

(Common Stock Warrants)

by and between

SemGroup Corporation,

and

Mellon Investor Services LLC,

as Warrant Agent

Dated as of November 30, 2009

i

This Table of Contents does not constitute a part of this Warrant Agreement or have any bearing upon the interpretation of any of its terms or provisions.

ii

This WARRANT AGREEMENT (this “Warrant Agreement”), entered into on November 30, 2009, between SemGroup Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (the “Warrant Agent”).

WHEREAS, pursuant to the terms and conditions of the restructuring contemplated under the Fourth Amended Joint Plan of Reorganization of SemCrude, L.P. and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Code”) filed on September 25, 2009 (as may be amended from time to time, the “Plan”), the holders of Allowed Senior Notes Claims and Allowed General Unsecured Claims (each as defined in the Plan) are to be issued Warrants (the “Warrants”) exercisable until the Expiration Date (as defined below), to purchase up to 2,178,947 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) (as may be adjusted from time to time pursuant to this Warrant Agreement) at an exercise price of $25.00 per share of Common Stock (as may be adjusted from time to time pursuant to Section 13 of this Warrant Agreement, the “Exercise Price”);

WHEREAS, the Warrants are being issued pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions.

The terms defined in this Section 1, whenever used in this Warrant Agreement, shall, unless the context otherwise requires, have the following respective meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Company after the date hereof, except the issuance of securities by the Company authorized for issuance on the date hereof under to the Management Incentive Plan adopted by the Company pursuant to the Plan.

“Black Scholes Value” means the value of a Warrant on the Change of Control Event Date immediately prior to the public announcement of such Change of Control, as determined by the Board of Directors, in good faith, based upon the advice of an Independent Appraiser, and shall be determined by customary investment banking practices using the Black Scholes model. For purposes of calculating such amount, (i) the term of the Warrants will be the time from the Change of Control Event Date to the Expiration Date, (ii) the assumed volatility will be 30%, (iii) the assumed risk-free rate will equal the yield on the five-year U.S. Treasury securities, and (iv) the price of each share of Common Stock will be the Market Price as of the Change of Control Event Date.

“Board of Directors” means board of directors of the Company.

“business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City, the State of New York or the State of New Jersey are authorized or obligated by law, regulation or executive order to close or remain closed.

“Change of Control Event” means (i) the acquisition by a Person (other than the Company or a subsidiary of the Company, of which the Company owns at least 85% of the equity ownership interests of such subsidiary) in a tender offer or a series of related tender offers of more than 50% of the outstanding Common Stock (determined on a fully-diluted basis), (ii) the consolidation or merger of the Company with or into another Person pursuant to which the Company’s then existing holders of Common Stock own less than a majority of the surviving entity’s voting power, or (iii) any sale, lease, transfer, or other disposition of all or substantially all of the Company’s consolidated assets, whether in a single transaction or a series of related transactions.

“Change of Control Payment Amount” means the product of (i) the applicable number of outstanding Warrants to be purchased and (ii) the Black Scholes Value.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Convertible Securities” means evidences of indebtedness, shares of capital stock or other securities of the Company which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock.

“Effective Date” means the effective date of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

“Independent Appraiser” means a United States investment banking firm or valuation firm, in each case of national or regional standing in the United States that is selected by the Board of Directors, (i) which investment banking firm or valuation firm does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates, (ii) has not been engaged by the Company or any of its affiliates during the prior twelve months, and (iii) which, in the judgment of the Board of Directors, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

“Market Price” means, as to the relevant securities and averaged as provided in the last sentence of this definition, (i) the closing price of a share of such securities as reported on the principal national securities exchange on which the shares of such securities are listed or admitted for trading or, if no such closing price on such date is reported, the average of the closing bid and asked prices on such date, as so reported; or (ii) if not then listed or admitted to trading on any securities exchange but it is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of a share of such security on such date; or (iii) if the security is not so designated, the average of the reported closing bid and asked prices of such security on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (iv) if not so reported and shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System, the average of the reported closing bid and asked prices of such security on such date in the over-the-counter market or comparable system as shown by a system of automated dissemination of quotations of securities prices then in common use comparable to the National Association of Securities Dealers, Inc. Automated Quotations System; or (v) if none of (i), (ii), (iii), or (iv) is applicable, the “Market Price” shall be the fair value thereof, determined by the Board of Directors, in good faith, based upon the advice of an Independent Appraiser. In each case under clauses (i) through (iv) above, the “Market Price” shall be the average price over a period of 20 consecutive trading days consisting of the day immediately preceding the trading day on which the “Market Price” is being determined and the 19 consecutive trading days prior to such day, provided that a day shall be deemed to be a “trading day” only if such security actually traded on such day.

“person” or “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, national banking association, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

“Required Holders” means, at any date, the holders of the Warrants exercisable into a majority of the shares of Common Stock then issuable upon exercise of the Warrants then outstanding (excluding Warrants held by the Company or any of its controlled affiliates).

“Settlement Date” means the date that is three business days after a Warrant Exercise Notice is delivered.

Section 2. Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the express (and no implied) instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

Section 3. Issuance of Warrants.

On the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, Warrants will be issued by the Company in the amounts and to the recipients specified in the Plan. In accordance with Section 6 hereof and the Plan, the Company will cause to be issued to the Depository (as defined below), one or more Global Warrant Certificates (as defined below) evidencing a portion of the Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the registered holder of book-entry Warrants reflecting such book-entry position (the “Warrant Statement”). Each Warrant evidenced thereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, as adjusted as provided herein, one share of Common Stock at the Exercise Price. The shares of Common Stock or (as provided pursuant to Section 13 or Section 14 hereof) other shares of capital stock deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.” The words “holders” or “holder,” as used herein in respect of any Warrants or Warrant Shares, shall mean the registered holder or registered holders thereof. The maximum number of shares of Common Stock issuable pursuant to this Warrant Agreement shall be 2,178,947 shares, as such amount is adjusted from time to time pursuant to Section 13 or Section 14 hereof.

Section 4. Warrant Certificates.

Subject to Section 7 of this Warrant Agreement, the Warrants shall be issued (1) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A attached hereto, and/or (2) in the form of one or more global certificates (the “Global Warrant Certificates”), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit B attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by (i) in the case of Global Warrant Certificates, the Appropriate Officers (as hereinafter defined) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent. The Global Warrant Certificates shall be deposited on or after the date hereof with, or with the Warrant Agent as custodian for, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as the Depository’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Warrant Agreement.

Section 5. Execution of Global Warrant Certificates.

Global Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, Chief Financial Officer, or Treasurer (each, an “Appropriate Officer”), and by the Secretary or any Assistant Secretary. Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer, Secretary, and any Assistant Secretary and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer, Secretary, and any Assistant Secretary who shall have been an Appropriate Officer, Secretary, or an Assistant Secretary at the time of entering into this Warrant Agreement. If any Appropriate Officer, Secretary, or any Assistant Secretary who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer, Secretary, or an Assistant Secretary before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer, Secretary, or Assistant Secretary had not ceased to be such Appropriate Officer, Secretary, or Assistant Secretary of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer, Secretary, or Assistant Secretary of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such Appropriate Officer, Secretary, or Assistant Secretary.

Global Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

Section 6. Registration and Countersignature.

The Warrant Agent, on behalf of the Company, shall (i) register in the Warrant Register (as defined below) the Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each holder of Warrants shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 7 of this Warrant Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the holder of the Warrant in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Warrant Agreement, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Global Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the holder of the Warrant thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

Section 7. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depository, in accordance with this Warrant Agreement and the procedures of the Depository therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for Book-Entry Warrants.

(i) Any holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depository or its nominee of written instructions or such other form of instructions as is customary for the Depository on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the holder a Book-Entry Warrant and deliver to said Warrant holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 7(b) shall be registered in such names as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. Book-Entry Warrants surrendered for exchange or for registration of transfer pursuant to clause (i) of this Section 7(c) or Section 7(h)(v) hereof shall be cancelled by the Warrant Agent. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request:

(i) to register the transfer of the Book-Entry Warrants; or

(ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met, provided that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth in this Section 7(d). Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant (such instruments of transfer and instructions to be duly executed by the holder hereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution), then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue, and the Warrant Agent shall countersign, a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 7(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f) Book-Entry Warrants. If at any time:

(i) the Depository for the Global Warrant Certificates notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant Certificates and a successor Depository for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Warrant Agreement;

then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates, in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(g) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or cancelled and retained pursuant to applicable law by, the Warrant Agent, upon written instructions from the Company reasonably satisfactory to the Warrant Agent.

(h) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 4 hereof and this Section 7, Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 7 and for the purpose of any distribution of additional Global Warrant Certificates contemplated by Section 13 or Section 14 hereof.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a holder of Warrants for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the holder in connection with any such exchange or registration of transfer.

(iv) So long as the Depository, or its nominee, is the registered owner of a Global Warrant Certificate, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Warrant Agreement. Except as provided in Section 7(b) and Section 7(f) hereof, upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants and will not be considered the owners or holders thereof under the Warrants or this Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Section 7(b), Section 7(c), Section 7(d) hereof and this Section 7(h), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office referred to in Section 24 hereof (the “Warrant Agent Office”), duly endorsed, and accompanied by a completed form of assignment substantially in the form attached as Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form attached as Exhibit C hereto), duly signed by the holder thereof or by the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signature to be guaranteed by any participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

Section 8. Securities Law Compliance.

The Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Warrant holder is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such holder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

Section 9. Terms of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Warrant Agreement, including Section 14(d) hereof, each Warrant holder shall have the right, which may be exercised in whole or in part, at any time and from time to time, beginning on the date of original issuance of the Warrant pursuant to the terms of this Warrant Agreement and ending at 5:00 p.m., New York City time, on November 30, 2014 (the “Expiration Date”), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such Warrant Shares. The Company shall promptly provide the Warrant Agent with written notice of the Expiration Date. After 5:00 p.m., New York City time, on the Expiration Date, the Warrants will become wholly void and of no value. Any shares of Common Stock issued upon the exercise of any Warrants shall be shares of Class A Common Stock, unless such exercising holder elects in writing at the time it delivers the Warrant Exercise Notice (as defined below) to the Warrant Agent to receive shares of Class B Common Stock. In addition, prior to the delivery of any shares of Common Stock that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules and regulations which require action to be taken by the Company. Subject to the terms and conditions set forth herein, the holder may exercise the Warrants by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the addresses set forth in Section 24 no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth either (x) in Exhibit A hereto, properly completed and executed by the holder provided that such written notice may only be submitted by persons who hold Book-Entry Warrants, or (y) in Exhibit B hereto, properly completed and executed by the holder, provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depository, by or through persons that are direct participants in the Depository;

(ii) delivering no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depository, if such Warrants are represented by a Global Warrant Certificate; and

(iii) paying (x) the applicable Exercise Price multiplied by the number of shares of Common Stock in respect of which any Warrants are being exercised or (y) in the case of a Cashless Exercise, paying the required consideration in the manner set forth in Section 9(b), in each case, together with any applicable taxes and governmental charges.

To the extent a Warrant Exercise Notice is delivered in respect of a Warrant no later than 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payments specified in clause (ii) and (iii) above are effected thereafter but no later than 5:00 p.m., New York City time, on the business day immediately preceding the Settlement Date, the Warrants shall nonetheless be deemed exercised prior to the Expiration Date for the purposes of this Warrant Agreement.

(b) Provided the Common Stock is then listed or admitted for trading on a national securities exchange or an over-the-counter market or comparable system, and subject to the provisions of this Warrant Agreement, the holder shall have the right, in lieu of paying the Exercise Price in cash, to instruct the Company to reduce the number of shares of Common Stock issuable pursuant to the exercise of the Warrants (the “Cashless Exercise”) in accordance with the following formula:

N =	P
M

where:

N = the number of shares of Common Stock to be subtracted from the remaining number of shares of Common Stock issuable upon exercise of the Warrants;

P = the Exercise Price which would otherwise be payable in cash for the shares of Common Stock for which the Warrants are being exercised; and

M = the Market Price of a share of Common Stock determined as of the day immediately preceding the day the Warrant Exercise Notice is delivered to the Warrant Agent.

If the foregoing calculation results in a negative number, then no shares of Common Stock will be issuable via the Cashless Exercise. The number of shares of Common Stock to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 9(b). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock to be issued on such exercise, pursuant to this Section 9(b), is accurate or correct.

(c) Subject to the adjustments set forth in Section 13 and Section 14 hereof, each Warrant, when exercised, will entitle the holder thereof to purchase one share of Common Stock at the Exercise Price then in effect for such share of Common Stock. Each Warrant not exercised pursuant to this Warrant Agreement prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of 5:00 p.m., New York City time, on the Expiration Date.

(d) The Exercise Price shall be payable in lawful money of the United States of America either by certified or official bank or bank cashier’s check made payable to the order of the Company (or if agreed to in the sole and absolute discretion of the Company, by wire transfer in immediately available funds to an account arranged with the Company prior to exercise).

(e) Any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and shall constitute a binding agreement between the holder and the Company, enforceable in accordance with its terms.

(f) The Warrant Agent shall:

(i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders as contemplated hereunder to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(ii) where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company, no later than three business days after receipt of a Warrant Exercise Notice, of (x) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (y) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to the timely receipt from the Depository of the necessary information, and (z) such other information as the Company shall reasonably require;

(v) subject to the Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and endeavor to effect such delivery to the relevant accounts at the Depository in accordance with its requirements; and

(vi) pay to the Company all funds received by the Warrant Agent in payment of the aggregate Exercise Price.

(g) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in its sole discretion, which determination shall be final and binding. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s negligence, willful misconduct or bad faith, shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(h) As soon as reasonably practicable after the exercise of any Warrant (and any event not later than 10 business days thereafter), the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the holder of the Warrants, either:

(i) if such holder holds the Warrants being exercised through the Depository’s book-entry transfer facilities, by same-day or next-day credit to the Depository for the account of such holder or for the account of a participant in the Depository the number of shares of Common Stock to which such holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such holder or by the direct participant in the Depository through which such holder is acting; or

(ii) if such holder holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the shares of Common Stock registered on the books of the transfer agent for the Company’s Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) or, at the Company’s option, by delivery to the address designated by such holder in its Warrant Exercise Notice of a physical certificate or certificates representing the number of Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. Such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the close of business on the date of the delivery thereof.

If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Global Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 6 hereof and this Section 9. The Person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become the holder of record of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

(i) As provided in Section 16 hereof, no fractional shares of Common Stock shall be issued upon exercise of any Warrants.

(j) All Global Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Global Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day or on the next business day following each day on which Warrants were exercised, of (i) the number of shares of Common Stock issued upon exercise of a Warrant, (ii) the delivery of Global Warrant Certificates evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by the Warrant Agent in payment of the aggregate Exercise Price. The Warrant Agent promptly shall confirm such information to the Company in writing.

(k) The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder.

Section 10. Payment of Taxes.

No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrants, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrants or the certificates representing the Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Agent shall have no duty under to deliver such Warrants or the certificates representing such Warrant Shares unless and until it is satisfied that all such taxes and charges have been paid.

Section 11. Mutilated or Missing Global Warrant Certificates.

On receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft, destruction or mutilation of a Global Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an affidavit or an indemnity agreement reasonably satisfactory in form and substance to the Company and the Warrant Agent and, if requested by either the Company or the Warrant Agent, the posting of an indemnity or a bond, also reasonably satisfactory to them, or, in the case of mutilation, on surrender and cancellation of a Global Warrant Certificate, the Company shall issue and the Warrant Agent shall countersign and deliver, in lieu of the Global Warrant Certificate, a new warrant certificate of like tenor and amount.

Section 12. Reservation of Shares of Common Stock.

The Company will at all times through the Expiration Date reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with such Transfer Agent and with every transfer agent for any Shares issuable upon the exercise of Warrants pursuant to Section 9. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose. The Company covenants that all shares of Common Stock that may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof (in the case of an exercise), fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any liens, charges and security interests created by the Warrant holder or the person to which the shares of Common Stock are to be issued).

Section 13. Adjustment of Exercise Price and Number of Shares of Common Stock Issuable.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13, without duplication.

(a) Adjustment for Change in Capital Stock. If the Company, at any time or from time to time while any Warrant is outstanding:

(i) pays a dividend in shares of Common Stock or makes a distribution on its Common Stock in shares of Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares (other than upon a reclassification to which clause (v) of this Section 13(a) or Section 13(j) hereof applies);

(iii) combines its outstanding shares of Common Stock into a smaller number of shares (other than upon a reclassification to which clause (v) of this Section 13(a) or Section 13(j) hereof applies);

(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v) issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity but excluding any reclassification in which property other than shares of capital stock is issued (in which event Section 14 hereof shall apply)), then the number of shares of Common Stock or other shares of capital stock of the Company receivable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of shares of Common Stock or other shares of capital stock of the Company that such holder would have been entitled to receive upon the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) Adjustment of Exercise Price. Whenever the number of shares of Common Stock or other shares of capital stock of the Company receivable upon the exercise of any Warrant is otherwise required to be adjusted as herein provided, the Exercise Price payable per share of Common Stock upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock receivable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock (or, where clause (iv) or (v) of Section 13(a) hereof applies and shares of capital stock (other than solely Common Stock) become so receivable, the number of shares of Common Stock equivalent to such shares of capital stock based on the relative Market Price thereof) so receivable immediately thereafter.

If after an adjustment a holder of a Warrant upon exercise thereof may receive shares of two or more classes or series of capital stock of the Company, the Board of Directors, in good faith, shall determine as the adjusted Exercise Price for each share of capital stock (other than Common Stock) so receivable an amount equal to the Exercise Price per share of Common Stock as adjusted pursuant to the preceding paragraph, multiplied by a fraction the denominator of which is the Market Price of a share of Common Stock and the numerator of which is the Market Price of such share of other capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on terms comparable to those applicable to shares of Common Stock in this Section 13 and Section 14.

(c) Adjustments for Distributions of Cash or Assets, Etc. If the Company, at any time or from time to time while any Warrant is outstanding, shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than (i) distributions and dividends payable in shares of Common Stock or (ii) ordinary cash dividends paid ratably to all holders of Common Stock), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined by an Independent Appraiser) of the portion of the evidences of indebtedness or assets so to be distributed, applicable to one share of Common Stock, and the denominator of which shall be such Market Price per share of Common Stock.

(d) Issuance of Common Stock or Common Stock Equivalents Below Market Price. If the Company, at any time or from time to time while any Warrant is outstanding, shall offer to all holders of Common Stock the right to purchase (i) Additional Shares of Common Stock, at a price per share less than 90% of the then current Market Price, or (ii) any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent plus the price payable for such Common Stock Equivalent shall be less than 90% of the then current Market Price, then each holder of Warrants shall have the right to participate, on an as exercised basis, in any such offering pro rata with the holders of Common Stock. The “then Current Market Price” with respect to any offer of Common Stock or Common Stock Equivalent shall be determined for purposes of this Section 13(d) as of the trading day immediately preceding the public announcement of the offer.

(e) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least one percent (1.00%) in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(f) When No Adjustment Required.

(i) No adjustment need be made pursuant to Section 13(a) or Section 13(b) hereof for a transaction referred to in Section 13(a) hereof if Warrant holders participate in such transaction on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(ii) No adjustment need be made for any issuance of securities by the Company on the Effective Date of the Plan or pursuant to the Plan.

(iii) No adjustment need be made for a change in the par value or no par value of the Common Stock.

(iv) Notwithstanding anything else contained herein, no adjustment to the Exercise Price shall result in zero or in a negative number. To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(g) Notice of Certain Transactions. If:

(i) the Company takes any action that would require an adjustment to the Exercise Price or the number of shares of Common Stock or other shares of capital stock receivable upon exercise of Warrants pursuant to this Section 13 or Section 14;

(ii) the Company determines to adjust the number of Warrants pursuant to Section 13(e) hereof; or

(iii) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, liquidation or dissolution or other transaction resulting in an adjustment hereunder. The Company shall mail the notice at least fifteen (15) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Whenever the Exercise Price is adjusted, the Company also shall provide the notices in accordance with Section 24 hereof.

(h) Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Section 13 is (absent manifest error) conclusive if such determination is made in good faith and in accordance with the provisions of this Warrant Agreement.

(i) Warrant Agent’s Disclaimer. The Company shall promptly provide the Warrant Agent with written notice of any adjustment pursuant to this Section 13. The Warrant Agent shall be fully protected in relying on such written notice and on any adjustment or statement contained therein. The Warrant Agent (if not the Company) has no duty to determine when an adjustment under this Section 13 should be made (if at all), how it should be made or what it should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 13. The Warrant Agent shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any adjustment under this Section 13 until it has received written notice thereof pursuant to this Section 13.

(j) Optional Tax Adjustment. The Company may at its option, at any time prior to the Expiration Date, increase the number of shares of Common Stock or other shares of capital stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Section 13(a) and Section 13(b) hereof, as deemed advisable by the Board of Directors, in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

Section 14. Change of Control.

(a) Any recapitalization, reclassification, reorganization, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected at any time after the date hereof and prior to the Expiration Date in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities and/or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each of the registered holders of Warrants shall thereafter have the right to acquire and receive upon exercise of such holder’s Warrant, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities and/or assets as may be issued or payable in the Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. The Company shall not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such Warrant holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrant holder may be entitled to acquire. In any case, the Company shall make appropriate provision with respect to such Warrant holders’ rights and interests to insure that the provisions of this Section 14 shall thereafter be applicable to the Warrants.

(b) If prior to the Expiration Date, an agreement resulting in a Change of Control Event is entered into:

(i) within 15 days prior to the date of the consummation of any Change of Control Event (the “Change of Control Event Date”), the Company or the surviving Person (if other than the Company) shall notify the Warrant Agent in writing of such occurrence and shall make an offer to purchase from all Warrant holders (the “Change of Control Offer”) all outstanding Warrants at a purchase price equal to the Change of Control Payment Amount on the Change of Control Payment Date in accordance with the procedures set forth in this Section 14(b) and, if the Change of Control Offer is mandatory, in accordance with Section 14(d); and

(ii) within five days after the occurrence of the Change of Control Event Date, the Company or the surviving Person (if other than the Company) shall also cause (i) a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, and (ii) the Warrant Agent to send by first-class mail, postage prepaid to each Warrant holder, at the address appearing in the warrant register, a notice stating:

(A) that the Change of Control Offer is being made pursuant to this Section 14(b) and that all Warrants tendered will be accepted for payment of the Change of Control Payment Amount, and otherwise subject to the terms and conditions set forth herein;

(B) the Change of Control Payment Amount and the purchase date (which shall be a business day no earlier than 20 business days and no later than 30 business days from the date such notice is mailed (the “Change of Control Payment Date”));

(C) that any Warrant not tendered will remain outstanding and will be adjusted in accordance with Section 14(a);

(D) that Holders accepting the offer to have their Warrants purchased pursuant to a Change of Control Offer will be required to surrender, in the case of Global Warrant Certificates, the Global Warrant Certificates representing such Warrants to the Warrant Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

(E) that Holders will be entitled to withdraw their acceptance if the Warrant Agent receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Warrant holder, the number of Warrants tendered for purchase, and a statement that such holder is withdrawing his election to have such Warrants purchased;

(F) those holders whose Warrants are being purchased only in part will be issued new Warrants representing the unpurchased portion of the Warrants surrendered, if any, provided that each such new Warrant issued shall be in denominations of one Warrant and integral multiples thereof;

(G) any other procedures that a Warrant holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

(H) the name and address of the Warrant Agent.

(iii) Any notice of a mandatory Change of Control Offer made pursuant to Section 14(d) shall be modified from the foregoing as appropriate, and shall state that the Expiration Date shall be deemed to be the Change of Control Payment Date for all purposes of this Agreement.

(iv) On the Change of Control Payment Date, the Company or the surviving Person (if other than the Company) shall, to the extent lawful, (x) accept for payment Warrants tendered pursuant to the Change of Control Offer and (y) deposit with the Warrant Agent money sufficient to pay the Change of Control Payment Amount for all Warrants so tendered. The Warrant Agent, upon receipt of written instructions from the Company, shall promptly mail to each holder of Warrants so accepted, payment in an amount equal to the applicable Change of Control Payment Amount, and the Company shall execute and issue, and the Warrant Agent shall promptly authenticate a new Global Warrant Certificate or issue Book-Entry Warrants equal to any unpurchased portion of the Warrants surrendered, provided that each such new Warrants shall be issued in denominations of one Warrant and integral multiples thereof.

(v) The provisions of this Section 14(b) are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements of this Section 14(b), the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, shall supersede.

(c) If Section 14(a) or Section 14(b) apply, the adjustments provided in Section 13 shall not apply. The provisions of this Section 14 shall apply to any successive Organic Change or Change of Control Event to the extent there are any outstanding Warrants.

(d) Notwithstanding the provisions of Section 14(b) and Section 14(c), the Company may elect to make the Change of Control Offer mandatory, in which case the notice referred to in Section 14(b)(ii) shall state (i) that the Change of Control Offer is being made pursuant to Section 14(b) and this Section 14(d), and (ii) that all Warrants shall be cancelled and retired on the Change of Control Payment Date, which Change of Control Payment Date shall be no later than the Change of Control Event Date. If the Company elects to make the Change of Control Offer mandatory, the Expiration Date shall be deemed to be the Change of Control Payment Date for all purposes of this Agreement and no Warrant holder shall have any further rights under this Warrant Agreement other than (A) the right to receive the Change of Control Payment Amount as provided herein; or (B) as to any Warrant for which a Warrant Exercise Notice was delivered as provided in Section 9(a), the rights set forth therein.

Section 15. Priority Adjustments, Further Actions.

(a) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of Section 13 or Section 14 hereof, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value.

(b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation, as may be amended and in effect from time to time and available for the purposes of issue upon such exercise. Notwithstanding the previous sentences, the Company shall not be prohibited from effecting a consolidation, merger, reorganization or transfer of assets by this Section 15.

Section 16. Fractional Interests.

The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 16, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of Common Stock and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a share of Common Stock and (ii) the excess of (x) the Market Price of a share of Common Stock over (y) the Exercise Price. The Warrant Agent shall be fully protected in relying on such notice and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for shares under this Section 16 unless and until the Warrant Agent shall have received such notice and sufficient monies.

Section 17. Stock Exchange Listings.

So long as any Warrants remain outstanding, the Company will use its reasonable best efforts to have the Warrants and the Warrant Shares, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Common Stock is then listed or (ii) if the Common Stock is not then listed on any national securities exchange, listed for quotation on the Nasdaq National Market System or such other over-the-counter quotation system, if any, on which the Common Stock may then be listed, in either case no later than June 30, 2010.

Section 18. Financial and Business Information.

Whether or not required by the rules and regulations of the Commission, commencing April 30, 2010 (the “Reporting Date”) so long as any Warrants are outstanding, the Company will furnish to the Warrant Agent and all holders of Warrants (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms l0-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations (the information and reports in clauses (i) and (ii), collectively, “SEC Reports”). The Company shall provide the Warrant Agent with a sufficient number of copies of all SEC Reports that the Warrant Agent may be required to deliver to the holders of the Warrants under this Section 18. The Company may satisfy its delivery obligation under this Section 18 by posting the SEC Reports on its website.

Section 19. Warrant Holders Not Stockholders.

Nothing contained in this Warrant Agreement or in any of the Global Warrant Certificates shall be construed as conferring upon the holders of any Warrant (i) the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter or to attend any such meetings or any other proceedings of the holders of Common Stock; (ii) the right to receive any cash dividends distributable to the holders of Common Stock prior to, or for which the relevant record date precedes, the date of the exercise of such Warrant; or (iii) or any other rights whatsoever as stockholders of the Company.

Section 20. Merger, Consolidation or Change of Name of Warrant Agent.

Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 23. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Global Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Global Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force and effect provided in the Global Warrant Certificates and in this Warrant Agreement.

If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent whose name has changed may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force and effect provided in the Global Warrant Certificates and in this Warrant Agreement.

Section 21. Warrant Agent.

(a) The Warrant Agent undertakes only the duties and obligations expressly imposed by this Warrant Agreement and the Global Warrant Certificates, in each case upon the terms and conditions set forth below, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(b) The statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the accuracy or correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Global Warrant Certificates except as herein otherwise provided.

(c) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, the Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer and to apply to the Appropriate Officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with the instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers with respect to any fact or matter which may be deemed to be conclusively proved and established by such signed statement. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent, may, following prior written notice to the Company, in its discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(d) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement (including, without limitation, any adjustment of the Exercise Price pursuant to Section 13 hereof, the authorization or reservation of shares of Common Stock pursuant to Section 12 hereof, the due execution and delivery by the Company of this Warrant Agreement or any Global Warrant Certificate) or in the Global Warrant Certificates to be complied with by the Company.

(e) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be outside counsel for the Company or in-house counsel of the Warrant Agent), and the advice and opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to, and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of, any action taken, suffered or omitted by it hereunder in accordance with the opinion or the advice of such counsel, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued retention of such counsel and the reliance on such counsel’s advice or opinion.

(f) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any Global Warrant Certificate, Book-Entry Statement, certificate representing shares of Common Stock, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between and signed by, the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

(g) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company or the holders of the Warrants resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence, willful misconduct or bad faith (as each is determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all Services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

(h) The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Global Warrant Certificates.

(i) The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(j) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Warrant Agreement, to reimburse the Warrant Agent upon demand for all reasonable out-of-pocket expenses (including counsel fees and other disbursements), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the preparation, administration, execution, delivery and amendment of this Warrant Agreement and performance of its duties and responsibilities under this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands, costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the arising out of or in connection with this Warrant Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that it is determined by a final, non-appealable judgment of a court of competent jurisdiction that the Warrant Agent is not entitled to indemnification due to its gross negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent.

(k) The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with security and indemnity commercially reasonably satisfactory to the Warrant Agent for any costs and expenses which may be incurred. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(l) Except as otherwise prohibited by applicable law, the Warrant Agent, and any member, stockholder, affiliate, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement, or a member, stockholder, affiliate, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(m) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), provided that notwithstanding anything in this Warrant Agreement to the contrary, in no event shall the Warrant Agent be liable for punitive, special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, without limitation, lost profits).

(n) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant to make or cause to be made any adjustment of the Exercise Price or number of the shares of Common Stock or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(o) The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Warrant Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants or any other agreement between or among the parties hereto, even though reference thereto may be made in this Warrant Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Warrant Agreement.

(p) All rights and obligations contained in this Section 21 and Section 23 hereof shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

(q) Any limitation on liability, duty to investigate or any other similar duty or obligation provided herein with respect to the Warrant Agent shall not be applicable to the Company if it is acting as Warrant Agent.

(r) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Warrant Agreement or any Warrant or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any warrant.

(s) No provision of this Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(t) If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any holder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 22. Expenses.

All expenses incident to the Company’s performance of or compliance with this Warrant Agreement will be borne by the Company, including without limitation: (i) all expenses of printing Global Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company’s internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

Section 23. Change of Warrant Agent.

(a) If the Company terminates the Warrant Agent or the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has terminated the Warrant Agent or it has been notified in writing of a resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, however, the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the holders at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 23, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

(b) The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

Section 24. Notices to the Company and Warrant Agent.

Any notice or demand authorized or permitted by this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), or by facsimile transmission with receipt confirmed, as follows:

SemGroup Corporation

Two Warren Place

6120 South Yale Avenue, Suite 700

Tulsa, OK 74136-4216

Attn: Chief Financial Officer and Treasurer

Tel: 918-524-8100

Fax: 918-524-8223

with a copy to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attn: Martin Sosland

Tel: 214-746-7730

Fax: 214-746-7777

Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), or by facsimile transmission with receipt confirmed, to the Warrant Agent at the Warrant Agent Office as follows:

Mellon Investor Services LLC

600 N. Pearl Street

Suite 1010

Dallas, TX. 75201

Attn: Patricia Hodson

Tel: 214-922-4441

Fax: 214-922-4477

with a copy to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Blvd.

Jersey City, NJ 07310

Attn: Legal Department

Tel: 201-680-2198

Fax: 201-680-4610

Section 25. Supplements and Amendments.

The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrants in order to cure any ambiguity, manifest error or other mistake in this Warrant Agreement or the Warrants, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not affect the rights or interests of the holders of Warrants. Any amendment or supplement to this Warrant Agreement that has an effect on the rights or interests of holders of the Warrants shall require the written consent of the Required Holders. The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of the Warrants would be decreased; provided, however, that such consent shall not be required for any adjustment to the Exercise Price or the number of shares purchasable, if made pursuant to the provisions of Section 13 or Section 14 hereof. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Warrants. The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or changes or increases the duties or obligations of the Warrant Agent.

Section 26. Successors.

(a) All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder and the registered holders from the time of the Warrants.

(b) So long as Warrants remain outstanding, the Company will not enter into any transaction resulting in Organic Change or Change of Control Event resulting in the Company not being the surviving entity, unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Warrant Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 14 hereof. Upon the consummation of such transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Warrant Agreement with the same effect as if such acquirer had been named as the Company herein.

Section 27. Termination.

This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date (or, if later, the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York City time, on the Expiration Date). Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 9 hereof, Section 21 hereof and Section 23 hereof shall survive such termination and the resignation or removal of the Warrant Agent. Termination of the Warrant Agreement shall not relieve the Company or the Warrant Agent of any of their respective obligations arising prior to the date of such termination, and which have not been completed prior to the date of such termination, or in connection with the settlement of any Warrant exercised prior to the Expiration Date.

Section 28. Governing Law; Jurisdiction.

This Warrant Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York (including New York General Obligations Law § 5-1401). The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

Section 29. Benefits of this Warrant Agreement.

This Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the registered holders of the Warrants, and nothing in this Warrant Agreement shall be construed to give to any person other than the Company, the Warrant Agent, and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Warrant Agreement. Each holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Warrant Agreement applicable thereto.

Section 30. Counterparts.

This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 31. Further Assurances.

From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

Section 32. Entire Agreement.

This Warrant Agreement and the Global Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrants with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrants with respect to the subject matter hereof.

Section 33. Severability.

Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

SEMGROUP CORPORATION

By:	/s/ Norman J. Szydlowski
Name:	Norman J. Szydlowski
Title:	President Chief Executive Officer

[Signature Page to Warrant Agreement]

MELLON INVESTOR SERVICES LLC,
as Warrant Agent

By:	/s/ Patricia Hodson
Name:	Patricia Hodson
Title:	Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A

FORM OF WARRANT STATEMENT

SemGroup Corporation	DRS Warrant Distribution Statement

	CUSIP Number 81663A113 Issuance Date November 30, 2009	Account Number INVESTOR ID # Distribution Warrants Ticker Symbol

Holder’s Name

Holder’s Address

Book-Entry Warrant Position of SemGroup

Corporation Warrants:

Total Book-Entry Warrants:

PLEASE RETAIN THIS STATEMENT FOR YOUR RECORDS

These Warrants are maintained for you under the Direct Registration System, which means they are held for you in an electronic, book-entry account maintained by Mellon Investor Services LLC. Please retain this statement for your permanent record.

NO ACTION IS REQUIRED if you choose to keep Warrants in book-entry form.

Questions? Contact Mellon Investor Services LLC

To access your account, use your Investor ID Number that is located in the box above on the top right hand corner of this statement. You can contact Mellon Investor Services LLC by one of the following ways:

By Internet: Visit www.melloninvestor.com/isd for access to your account. You will be able to certify your Taxpayer Identification Number/Social Security Number, change your address or sell Warrants.

By Phone:		By Mail:
Toll Free Number	1-866-281-4414	SEMGROUP CORPORATION
Outside the U.S. (Collect)	1-210-680-6578	c/o Mellon Investor Services LLC
Hearing Impaired	1-800-231-5469	P.O. Box 38035
IVR system available 24 hours/7 days a week		Pittsburgh, PA 15252-8035
Representatives are available 9 a.m. to 7 p.m. Eastern Time weekdays

[Insert Text Below When Holder Is Not Using Voice Recognition]

REQUEST FOR TAXPAYER IDENTIFICATION AND CERTIFICATION

Our records indicate that we do not have a certified Taxpayer Identification Number (“TIN”) on file. Without a certified TIN, we may be required by law to withhold 28% from any sale transaction that you request. Logon to www.melloninvestor.com/isd to certify your TIN, or contact us by phone to request a Substitute Form W-9.

If you are exempt from backup withholding, remember to indicate that when completing the certification.

OVER THE PHONE • Dial the toll-free number shown above • Key your menu selections • Request a Substitute Form W-9	THROUGH THE INTERNET • Go to www.melloninvestor.com/isd • Logon to Investor ServiceDirect® • Select the account name • Choose Manage Account Info and select Certify Tax ID • Confirm your certification

[Insert Text Below When Holder Is Not Using Voice Recognition]

REQUEST FOR TAXPAYER IDENTIFICATION AND CERTIFICATION

Our records indicate that we do not have a certified Taxpayer Identification Number (“TIN”) on file. Without a certified TIN, we may be required by law to withhold 28% from any sale transaction that you request. Logon to www.melloninvestor.com/isd to certify your TIN, or contact us by phone to request a Substitute Form W-9.

If you are exempt from backup withholding, remember to indicate that when completing the certification.

OVER THE PHONE • Dial the toll-free number shown above • Say “Certify my TIN” when prompted • Enter your TIN or Investor ID • Speak your answers at the prompt	THROUGH THE INTERNET • Go to www.melloninvestor.com/isd • Logon to Investor ServiceDirect® • Select the account name • Choose Manage Account Info and select Certify Tax ID • Confirm your certification

SEE REVERSE SIDE FOR IMPORTANT INFORMATION

SemGroup Corporation

This statement is your record that the SemGroup Corporation Warrants have been credited to your account on the books of SemGroup Corporation maintained by Mellon Investor Services LLC, under the Direct Registration System. Please verify all information on the reverse side of this statement. This statement is neither a negotiable instrument nor a security, and delivery of this statement does not itself confer any rights on the recipient. Nevertheless, it should be kept with your important documents as a record of your ownership of these securities.

Transfer ownership of your Book-Entry Warrants at any time by submitting the appropriate Warrant transfer documents to Mellon Investor Services LLC. Visit Mellon Investor Services LLC online at www.melloninvestor.com/isd, or call to request transfer documents.

Transfer of your Book-Entry Warrants to your broker can be accomplished in one of two ways:

(1)	The fastest and easiest way - provide your broker with your Personal Account Information and request that your broker initiate an electronic transfer of your Warrants, or

(2)	Obtain a “Broker-Dealer Authorization Form” by visiting www.melloninvestor.com/isd, or by calling

To sell any or all of your Book-Entry Warrants in your account at Mellon Investor Services LLC, visit www.melloninvestor.com/isd, phone toll free 1-866-281-4414 and say “sell Warrants” using our Speech Recognition technology, or simply check the appropriate “sell” box, sign and date the attached sales coupon and mail it in the envelope provided. By conducting a sale through this program, you agree that this constitutes immediate enrollment in the program. Any sales of Book-Entry Warrants are subject to Mellon Investor Services LLC’s Terms and Conditions.

WARRANT AGREEMENT

The Warrant Agreement, dated November 30, 2009 (the “Warrant Agreement”), between SemGroup Corporation (the “Company”) and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (the “Warrant Agent”) is incorporated by reference into and made a part of this statement and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office at 480 Washington Blvd., Jersey City, NJ 07310, and is also available on the Company’s website at www.semgroupcorp.com. All capitalized terms used but not defined herein are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Book-Entry Warrants may be exercised to purchase shares of Common Stock from the Company from the date of the Warrant Agreement through 5:00 p.m. New York City time on November 30, 2014 (the “Expiration Date”), at an initial exercise price of $25.00 (the “Exercise Price”) multiplied by the number of shares of Common Stock set forth above. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each holder of a Book-Entry Warrant may exercise such Book-Entry Warrant by: (1) providing written notice of such election (the “Warrant Exercise Notice”) to exercise the Book-Entry Warrant to the Warrant Agent in accordance with the instructions below, no later than 5:00 p.m., New York City time, on the Expiration Date, and (2) paying the applicable Exercise Price, together with any applicable taxes and governmental charges.

In lieu of paying the Exercise Price as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, each Book-Entry Warrant shall entitle the holder thereof, at the election of such holder, to exercise the Book-Entry Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Book-Entry Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares of Common Stock shall no longer be issuable under the Book-Entry Warrant.

The Company shall not be required to issue fractional shares of Common Stock.

(DETACH SALES COUPON HERE)

SELL MY WARRANTS

By signing and returning this form, I am authorizing the sale of SemGroup Corporation Warrants held by Mellon Investor Services LLC in book-entry form in my name. Please mail me a check for the proceeds of the sale less applicable fees. The fees to be charged are included in the enclosed Warrant Sale Program sheet. THIS FORM MUST BE SIGNED BY THE REGISTERED HOLDER(S) EXACTLY AS THEIR NAME(S) APPEAR(S) ON THIS STATEMENT.

FULL SALE:	PARTIAL SALE:		Taxpayer ID or Social
☐ SELL ALL WARRANTS.	☐ SELL	WARRANTS.	Security Number

SIGNATURE	DATE

SIGNATURE	DATE

Name

Address

FORM OF ELECTION TO EXERCISE WARRANT FOR WARRANT HOLDERS HOLDING BOOK-ENTRY

WARRANTS (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Statement, to purchase              newly issued shares of Common Stock of SemGroup Corporation (the “Company”) at the Exercise Price of $             per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $             by certified or official bank or bank cashier’s check payable to the order of “SemGroup Corporation”, or through a cashless exercise (as described below), no later than 5:00 p.m., New York City time, on the business day immediately prior to the settlement date, which Settlement Date is three business days after a Warrant Exercise Notice is delivered.

☐ Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares of Common Stock shall no longer be issuable under the Warrant.

☐ Please check if the undersigned elects to receive shares of Class B Common Stock, which will not be eligible for trading on a national securities exchange or a national market system, in lieu of Class A Common Stock, which may be eligible for trading on a national securities exchange or a national market system. If you do not check this box, you will receive Class A Common Stock.

The undersigned requests that a certificate representing the shares of Common Stock be delivered as follows:

Name

Address

Delivery Address (if different)

If such number of shares of Common Stock is less than the aggregate number of shares of Common Stock purchasable hereunder, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name

Address

Delivery Address (if different)

Social Security or Other Taxpayer Identification Number of Holder	Signature

Note: The above signature must correspond with the name as written upon the Warrant Statement in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the shares of Common Stock or any Warrant Statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant Statement is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED

BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Definitions

For more definitions, please visit our Glossary on-line through Investor SericeDirect

Account Number:	The number needed by your broker to effect a transaction on your behalf.	Personal Account Information:	Your Account Number at Mellon Investor Services, your Taxpayer Identification Number and your account registration information.

CUSIP:	A unique number used to identify Company Name and the class of securities represented by this statement.	DRS or Direct Registration System:	A system established by the securities industry that allows investors to hold their warrants in electronic form on the books of the Issuer rather than in the form of a physical warrant certificate.

Investor ID:	The number used by Mellon Investor Services to identify your account on the records of Company Name via the Internet.	Book-Entry Warrants:	Warrants for securities that are recorded and maintained electronically by the plan administrator or transfer agent and evidenced by a statement rather than a physical certificate.

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER

DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

                     Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint Warrant Agent attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated	Signature

Social Security or Other Taxpayer Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT B

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER November 30, 2014

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 7(g) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depository with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depository or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control.

No.	CUSIP No. 81663A113 WARRANT TO PURCHASE SHARES OF COMMON STOCK

SemGroup Corporation

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF WARRANT CERTIFICATE

VOID AFTER November 30, 2014

This Warrant Certificate (“Warrant Certificate”) certifies that                                          or                      its registered assigns is the registered holder of a Warrant (the “Warrant”) of SemGroup Corporation a Delaware corporation (the “Company”), to purchase the number of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company set forth above. This warrant expires on November 30, 2014 (such date, the “Expiration Date”), and entitles the holder to purchase from the Company the number of fully paid and non-assessable Shares set forth above at the exercise price (the “Exercise Price”) multiplied by the number of Shares set forth above, payable to the Company either by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the settlement date, which settlement date is three business days after a Warrant Exercise Notice is delivered (the “Settlement Date”). The initial Exercise Price shall be $25.00.

In lieu of paying the Exercise Price as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement (as defined on the reverse hereof), each Warrant shall entitle the holder thereof, at the election of such holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld Shares shall no longer be issuable under the Warrant.

The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control.

No Warrant may be exercised prior to the date of the Warrant Agreement or after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:

SEMGROUP CORPORATION

By:
Name:
Title:

MELLON INVESTOR SERVICES LLC,
as Warrant Agent

By:
Name:
Title:

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

SEMGROUP CORPORATION

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of the Effective Date of the Plan (the “Warrant Agreement”), duly executed and delivered by the Company and Mellon Investor Services LLC, as Warrant Agent (the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used on the face of this Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Shares from the Company from the date of the Warrant Agreement through 5:00 p.m., New York City time, on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the addresses set forth in the Warrant Agreement, by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase shares of Common Stock set forth herein, properly completed and executed by the holder;

(ii) delivering no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

(iii) paying the applicable Exercise Price, together with any applicable taxes and governmental charges.

In lieu of paying the Exercise Price as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the holder thereof, at the election of such Holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares shall no longer be issuable under the Warrant.

In the event that upon any exercise of the Warrant evidenced hereby the number of shares of Common Stock actually purchased shall be less than the total number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the shares of Common Stock not so purchased. No adjustment shall be made for any cash dividends on any shares of Common Stock issuable upon exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractional shares of Common Stock or any certificates that evidence fractional Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depository, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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FORM OF ELECTION TO EXERCISE WARRANT FOR

WARRANT HOLDERS HOLDING WARRANTS THROUGH

THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

SEMGROUP CORPORATION

Warrants to Purchase              Shares of Common Stock

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by                      Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase newly issued shares of Common Stock of SemGroup Corporation (the “Company”) at the Exercise Price of $             per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $             by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a cashless exercise (as described below), no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date.

☐ Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares of Common Stock shall no longer be issuable under the Warrant.

☐ Please check if the undersigned, elects to receive shares of Class B Common Stock, which will not be eligible for trading on a national securities exchange or a national market system, in lieu of Class A Common Stock, which may be eligible for trading on a national securities exchange or a national market system. If you do not check this box, you will receive Class A Common Stock.

The undersigned requests that the shares of Common Stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depository or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

(PLEASE PRINT)
ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITORY ACCOUNT NO.”

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITORY ACCOUNT NO.:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER

DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

                     Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated	Signature

Social Security or Other Taxpayer Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

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